EXECUTION COPY

RESIDENTIAL ACCREDIT LOANS, INC.,

and

RESIDENTIAL FUNDING CORPORATION

AMENDMENT NO. 1

dated as of December 9, 2005

Amending the

ASSIGNMENT AND ASSUMPTION AGREEMENT

dated August 30, 2005

between Residential Accredit Loans, Inc. and Residential Funding Corporation

Mortgage Asset-Backed Pass-Through Certificates

Series 2005-QS12

AMENDMENT NO. 1 ("Amendment"), dated as of the 9th day of December, 2005, to the Agreement (defined below). Capitalized terms used herein shall have the meanings given thereto in the Agreement.

WHEREAS, RESIDENTIAL ACCREDIT LOANS, INC. (the "Company") and RESIDENTIAL FUNDING CORPORATION ("RFC") entered into an Assignment and Assumption Agreement, dated August 30, 2005 (the "Agreement"), providing for the conveyance by RFC to the Company of certain Mortgage Loans; and

WHEREAS, the Company and RFC wish to amend the Agreement as set forth herein to clarify the circumstances under which the conveyance of a Mortgage Loan secured by Mortgaged Property damaged by Hurricane Katrina constitutes a breach of the representations and warranties of RFC set forth in the Agreement; and

WHEREAS, the execution of this Amendment has been duly authorized by the Company and RFC;

NOW THEREFORE, the Company and RFC hereby agree as follows:

Section 1.

The last paragraph of Section 4 of the Agreement is hereby replaced in its entirety with the following (changes from original text are denoted in bold underline):

Upon discovery by RFC or upon notice from the Company or the Trustee of a breach of the foregoing representations and warranties in respect of any Mortgage Loan which materially and adversely affects the interests of any holders of the Certificates or of the Company in such Mortgage Loan or upon the occurrence of a Repurchase Event (hereinafter defined), notice of which breach or occurrence shall be given to the Company by RFC, if it discovers the same, RFC shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or, either (i) purchase such Mortgage Loan from the Trustee or the Company, as the case may be, at a price equal to the Purchase Price for such Mortgage Loan or (ii) substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan in the manner and subject to the limitations set forth in Section 2.04 of the Pooling and Servicing Agreement. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 4 was the representation and warranty set forth in clause (k) of this Section 4, then RFC shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. For the avoidance of doubt, any Mortgaged Property that was damaged by Hurricane Katrina and that is located in a Federal Emergency Management Agency-designated individual assistance zone, if that damage materially and adversely affects the interests of any holders of the Certificates or of the Company in such Mortgage Loan, shall be deemed to have been damaged as of the Closing Date. Notwithstanding the foregoing, RFC shall not be required to cure breaches, Repurchase Events or purchase or substitute for Mortgage Loans as provided above if the substance of such breach or Repurchase Event also constitutes fraud in the origination of the Mortgage Loan.

Section 2.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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                IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their officers thereunto duly authorized and their seal, duly attested, to be hereunto affixed, all as of the day and year first above written.

RESIDENTIAL ACCREDIT LOANS, INC.

By: /s/ Heather Anderson Name: Heather Anderson Title: Vice President
RESIDENTIAL FUNDING CORPORATION

By: /s/ Benita Bjorgo Name: Benita Bjorgo Title: Associate

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STATE OF MINNESOTA	)
) ss.:
COUNTY OF HENNEPIN	)

On the ___ day of December, 2005 before me, a notary public in and for said State, personally appeared _________________, known to me to be a ________________ of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___________________________________ Notary Public
[Notarial Seal]

STATE OF MINNESOTA	)
) ss.:
COUNTY OF HENNEPIN	)

On the __ day of December, 2005 before me, a notary public in and for said State, personally appeared _________________, known to me to be a(n) ___________________ of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__________________________________ Notary Public
[Notarial Seal]